Exhibit 99.1

PJT Partners Inc. Reports First Quarter 2021 Results

First Quarter Highlights

>	Total Revenues of $207 million, up 3% from a year ago
–	Advisory Revenues of $153 million, down 3%
–	Placement Revenues of $50 million, up 29%
>	GAAP Pretax Income of $44 million and Adjusted Pretax Income of $50 million, up 31% and 26%, respectively
>	GAAP Diluted EPS of $1.03 and Adjusted EPS of $0.89, up 43% and 25%, respectively
>	Record first quarter end cash, cash equivalents and short-term investments of $172 million
>	Repurchased approximately 1.6 million share equivalents
–	Additionally, the Company has committed to repurchase 221 thousand Partnership Units for cash in May 2021

New York, April 27, 2021: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported Total Revenues of $206.7 million for first quarter 2021 compared with $200.2 million for the prior year quarter. GAAP Net Income and Adjusted Net Income, If-Converted were $43.8 million and $38.5 million, respectively, for the current quarter compared with $32.0 million and $29.1 million, respectively, for the prior year quarter. GAAP Diluted EPS and Adjusted EPS were $1.03 and $0.89, respectively, for the current quarter compared with $0.72 and $0.71, respectively, for the prior year quarter.

Paul J. Taubman, Chairman and Chief Executive Officer, said, “Our balanced business model generated strong revenues and delivered meaningful growth in pretax income and earnings per share against the backdrop of a muted restructuring environment. Given the strength of our complementary businesses, we remain confident in our future growth prospects regardless of market environment.”

Media Relations: Julie Oakes Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
	2021	2020	% Change
	(Dollars in Millions)
Revenues
Advisory	$152.6	$156.6	(3%)
Placement	50.4	39.0	29%
Interest Income & Other	3.7	4.6	(19%)
Total Revenues	$206.7	$200.2	3%

Total Revenues increased 3% to $207 million for first quarter 2021 from $200 million for the prior year quarter.

Advisory Revenues decreased 3% to $153 million for the current quarter from $157 million for the prior year quarter. The decrease was driven by a significant reduction in restructuring revenues, which was largely offset by an increase in strategic advisory revenues.

Placement Revenues increased 29% to $50 million for the current quarter from $39 million for the prior year quarter. The increase in Placement Revenues reflected a strong increase in fund placement activity.

Interest Income & Other decreased slightly to $4 million for the current quarter compared with $5 million for the prior year quarter.

Expenses

The following table sets forth information relating to the Company’s expenses for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
	2021		2020
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$132.8	$129.2	$134.0	$130.1
% of Revenues	64.2%	62.5%	67.0%	65.0%
Non-Compensation	$30.0	$28.0	$32.6	$30.6
% of Revenues	14.5%	13.5%	16.3%	15.3%
Total Expenses	$162.8	$157.2	$166.6	$160.8
% of Revenues	78.8%	76.0%	83.2%	80.3%
Pretax Income	$43.9	$49.5	$33.6	$39.4
% of Revenues	21.2%	24.0%	16.8%	19.7%

Compensation and Benefits Expense

GAAP Compensation and Benefits Expense was $133 million for first quarter 2021 compared with $134 million for the prior year quarter. Adjusted Compensation and Benefits Expense decreased slightly to $129 million for the current quarter compared with $130 million for the prior year quarter. The Company expects to accrue compensation at a somewhat lower rate based on its current estimate of full year operating performance.

Non-Compensation Expense

GAAP Non-Compensation Expense was $30 million for first quarter 2021 compared with $33 million for the prior year quarter. Adjusted Non-Compensation Expense was $28 million for the current quarter compared with $31 million for the prior year quarter.

GAAP and Adjusted Non-Compensation Expense decreased during the current quarter compared with the prior year quarter, primarily driven by a decrease in Travel and Related and partially offset by an increase in Professional Fees. Travel and Related decreased due to reduced travel and entertainment activity. Professional Fees increased primarily due to higher consulting payments relating to the firm’s business activities and increased recruiting costs.

Provision for Taxes

As of March 31, 2021, PJT Partners Inc. owned 61.0% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 12. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the quarter ended March 31, 2021 was 0.2%.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the three months ended March 31, 2021 was 22.2% compared with 24.8% for full year 2020. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) as well as certain payments to The Blackstone Group Inc. (“Blackstone”) resulting from the October 1, 2015 spin-off.

Capital Management and Balance Sheet

As of March 31, 2021, the Company held cash, cash equivalents and short-term investments of $172.3 million, and had no funded debt.

On February 1, 2021, the Company’s Board of Directors authorized the repurchase of shares of the Company’s Class A common stock in an amount up to $150 million. As of March 31, 2021, the Company’s remaining repurchase authorization was $140.6 million.

During the first quarter 2021, the Company repurchased 680,368 Partnership Units for cash pursuant to the quarterly exchange program, 657,907 shares of Class A common stock pursuant to the share repurchase program and net share settled 291,408 shares to satisfy employee tax obligations. During the first quarter 2021, the total share equivalent repurchases were 1.6 million shares at an average price of $70.43 per share.

The Company intends to repurchase 221,164 Partnership Units for cash on May 4, 2021 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on April 29, 2021.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on June 16, 2021 to Class A common stockholders of record on June 2, 2021.

COVID-19 Impact on Operations

The vast majority of the Company’s employees continue to work remotely, as they have since mid-March 2020. There have been no material changes to the Company’s internal controls as a result of this working environment. The Company has undertaken steps to allow employees to return to certain office locations on a voluntary basis, following safety protocols from health advisors and the respective governmental agencies. The Company is working toward a return to office later in the year but will continue operating in a remote work environment for the foreseeable future, if necessary.

Quarterly Investor Call Details

PJT Partners will host a conference call on April 27, 2021 at 8:30 a.m. ET to discuss its first quarter 2021 results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (888) 204-4368 (U.S. domestic) or +1 (720) 543-0214 (international), passcode 8911828. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 203-1112 (U.S. domestic) or +1 (719) 457-0820 (international), passcode 8911828.

About PJT Partners

PJT Partners is a premier global advisory-focused investment bank. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. Our team of senior professionals delivers a range of strategic advisory, capital markets advisory, restructuring and special situations and shareholder advisory services to corporations, financial sponsors, institutional investors and governments around the world. We also provide, through PJT Park Hill, private fund advisory and fundraising services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) the possibility of cyberattacks, security vulnerabilities, and internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) the possibility of failure of our computer systems or communication systems during a catastrophic event, including as a result of the increased use of remote work environments and virtual platforms during the outbreak of COVID-19 (coronavirus); (d) the impact of catastrophic events, such as COVID-19, on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business failures; (e) the impact of catastrophic events, such as COVID-19, on our employees and our ability to provide services to our clients and respond to their needs; (f) the failure of third-party service providers to perform their functions; and (g) volatility in the political and economic environment.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off from Blackstone and acquisition of CamberView Partners Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the CARES Act as well as certain payments to Blackstone resulting from the October 1, 2015 spin-off.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2021	2020
Revenues
Advisory	$152,600	$156,591
Placement	50,383	38,992
Interest Income and Other	3,717	4,588
Total Revenues	206,700	200,171
Expenses
Compensation and Benefits	132,793	134,024
Occupancy and Related	8,459	8,654
Travel and Related	517	5,296
Professional Fees	7,717	4,523
Communications and Information Services	4,174	3,546
Depreciation and Amortization	3,834	3,820
Other Expenses	5,317	6,749
Total Expenses	162,811	166,612
Income Before Provision for Taxes	43,889	33,559
Provision for Taxes	93	1,550
Net Income	43,796	32,009
Net Income Attributable to Non-Controlling Interests	17,114	13,149
Net Income Attributable to PJT Partners Inc.	$26,682	$18,860
Net Income Per Share of Class A Common Stock
Basic	$1.07	$0.78
Diluted	$1.03	$0.72
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,969,388	24,097,715
Diluted	42,858,757	40,353,624

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2021	2020
GAAP Net Income	$43,796	$32,009
Less: GAAP Provision for Taxes	93	1,550
GAAP Pretax Income	43,889	33,559

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(1)	3,607	3,886
Amortization of Intangible Assets(2)	1,980	1,928
Spin-Off-Related Payable Due to Blackstone(3)	32	29
Adjusted Pretax Income	49,508	39,402
Adjusted Taxes(4)	988	1,409
Adjusted Net Income	48,520	37,993

If-Converted Adjustments
Less: Adjusted Taxes(4)	(988)	(1,409)
Add: If-Converted Taxes(5)	10,989	10,256
Adjusted Net Income, If-Converted	$38,519	$29,146

GAAP Net Income Per Share of Class A Common Stock
Basic	$1.07	$0.78
Diluted	$1.03	$0.72
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,969,388	24,097,715
Diluted	42,858,757	40,353,624

Adjusted Net Income, If-Converted Per Share	$0.89	$0.71
Weighted-Average Shares Outstanding, If-Converted	43,139,014	40,855,190

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended March 31,
	2021	2020
GAAP Compensation and Benefits Expense	$132,793	$134,024
Transaction-Related Compensation Expense(1)	(3,607)	(3,886)
Adjusted Compensation and Benefits Expense	$129,186	$130,138

Non-Compensation Expenses
Occupancy and Related	$8,459	$8,654
Travel and Related	517	5,296
Professional Fees	7,717	4,523
Communications and Information Services	4,174	3,546
Depreciation and Amortization	3,834	3,820
Other Expenses	5,317	6,749
GAAP Non-Compensation Expense	30,018	32,588
Amortization of Intangible Assets(2)	(1,980)	(1,928)
Spin-Off-Related Payable Due to Blackstone(3)	(32)	(29)
Adjusted Non-Compensation Expense	$28,006	$30,631

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months ended March 31, 2021 and 2020 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended March 31,
	2021	2020
Weighted-Average Shares Outstanding - GAAP
Shares of Class A Common Stock Outstanding	24,264,608	23,389,657
Vested, Undelivered RSUs	704,780	708,058
Basic Shares Outstanding, GAAP	24,969,388	24,097,715
Dilutive Impact of Unvested Common RSUs(6)	1,929,104	1,053,393
Dilutive Impact of Partnership Units(7)	15,960,265	15,202,516
Diluted Shares Outstanding, GAAP	42,858,757	40,353,624

Weighted-Average Shares Outstanding - If-Converted
Shares of Class A Common Stock Outstanding	24,264,608	23,389,657
Vested, Undelivered RSUs	704,780	708,058
Conversion of Unvested Common RSUs(6)	1,929,104	1,053,393
Conversion of Participating RSUs	5,185	26,482
Conversion of Partnership Units	16,235,337	15,677,600
If-Converted Shares Outstanding	43,139,014	40,855,190

	As of March 31,
	2021	2020
Fully-Diluted Shares Outstanding(8)(9)	45,110,278	44,499,567

As of March 31, 2021, 1.2 million Partnership Units and 0.3 million RSUs were not included in any share count calculations. These Partnership Units and RSUs are only triggered if the Company achieves a volume-weighted average share price of $79 over any consecutive 30-day trading period prior to October 1, 2021.

Footnotes

(1)

This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off from Blackstone and the acquisition of CamberView.

(2)

This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.

(3)

This adjustment adds back to GAAP Pretax Income the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such expense is reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(4)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the CARES Act as well as certain payments to Blackstone resulting from the October 1, 2015 spin-off.

(6)	Represents the dilutive impact under the treasury method of unvested, non-participating RSUs that have a remaining service requirement.
(7)

Represents the number of shares assuming the conversion of vested Partnership Units, the dilutive impact of unvested Partnership Units with a remaining service requirement, and Partnership Units that achieved certain market conditions.

(8)

As of March 31, 2021, 1.2 million Partnership Units and 0.3 million RSUs were not included in any share count calculations. These Partnership Units and RSUs are only triggered if the Company achieves a volume-weighted average share price of $79 over any consecutive 30-day trading period prior to October 1, 2021.

(9)	Assumes all Partnership Units and unvested participating RSUs have been converted to shares of the Company’s Class A common stock.
Note:	Amounts presented in tables above may not add or recalculate due to rounding.